Exhibit 10.42

PATENT LICENSE AGREEMENT

THIS AGREEMENT is made and entered into this 24th day of May, 2006 (“Effective Date”) by and between Vertical Communications, Inc., a corporation organized and existing under the laws of Delaware and having an office at One Memorial Drive, Cambridge, MA 02142 (“Vertical Communications”), and Converged Data Solutions LLC, a limited liability company, organized and existing under the laws of Illinois and having an office at 1550 N. Lake Shore Drive, No. 16C, Chicago, IL 60610 (“C-Data”), referred to herein individually as “a party” and collectively as “the parties.”

WITNESSETH

WHEREAS, Vertical Communications, previously known as Artisoft, Inc., and a company previously known as Vertical Networks, Inc. (“VNI”) and now known as Consolidated IP Holdings, Inc. (“CIPHI”), were parties to one or more agreements that related to the acquisition of certain assets by Vertical Communications from CIPHI;

WHEREAS, the agreements between Vertical Communications and CIPHI included that certain Vertical-Artisoft Patent Agreement (defined below) that granted rights to Vertical Communications under certain patents (“C-Data Patents”, defined below) previously owned by CIPHI that CIPHI has subsequently assigned to C-Data; and

WHEREAS, Vertical Communications and C-Data desire to enter into a patent license agreement that redefines and restates Vertical Communications’ rights under the C-Data Patents from the Effective Date;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. DEFINITIONS.

As used in this Agreement, the term:

1.1	“Vertical-Artisoft Patent Agreement” means that certain Agreement between Vertical Networks, Inc. and Artisoft, Inc. relating to C-Data Patents, a copy of which is attached as Exhibit 1 to this Agreement. After the Effective Date, this Agreement supersedes the Vertical-Artisoft Patent Agreement as between the parties hereto.

1.2	“C-Data Patent” shall be defined as set forth in Section 1 of the Vertical-Artisoft Patent Agreement.

1.3	“Licensed Product” shall be defined as set forth in Section 1 of the Vertical-Artisoft Patent Agreement.

2. RELEASES AND GRANT.

2.1	Each party hereby releases, acquits and forever discharges the other party from any and all claims related to the C-Data Patents, including any liability for infringement or alleged infringement by Vertical Communications’ Licensed Products, arising or occurring prior to the Effective Date. The releases in this Section 2.1 are intended to release any and all matters known, unknown, suspected, unsuspected or hereafter discovered or ascertained with respect to the subject areas covered by the releases in Section 2.1. Vertical Communications and C¬Data expressly, knowingly and intentionally waive the provisions of Section 1542 of the California Civil Code and any similar provisions of any other applicable law with respect to the subject areas covered by Section 2.1. Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

2.2	Subject to the terms and conditions of this Agreement, C-Data hereby grants and Vertical Communications hereby accepts a non-exclusive, transferable (subject to Section 3 below), sublicensable (but only as expressly provided herein and in Section 2.3 below), worldwide, perpetual, irrevocable, fully paid-up, divisible, royalty-free license to the C-Data Patents to make, have made, use, import, export, sell and distribute Licensed Products, and to practice any methods or processes covered by a valid claim of an unexpired C-Data Patent, or to otherwise make, have made, use, import, export, sell, distribute, practice or have practiced anything covered by a valid claim of an unexpired C-Data Patent during the Term. By way of clarification, it is agreed that the license granted hereunder inures to the benefit of the direct or indirect resellers, customers, and other intermediaries and users, of products of Vertical Communications covered by this license, and to include any third party business interests acquired by Vertical Communications (whether acquired by asset transfer, equity acquisition or otherwise). This License is not terminable by C-Data for any reason, including a material breach by Vertical Communications of a material term or condition of this Agreement. It is further acknowledged and agreed that Vertical Communications has continuously, and without interruption, had a license in the C-Data Patents since the date of the Vertical-Artisoft Patent Agreement.

2.3	If within three and one half years of the Effective Date of this Agreement any company that is not listed on Attachment B of the Vertical-Artisoft Patent Agreement threatens to file or files a complaint or other pleading asserting that Vertical infringes valid patents owned by such entity (such entity being a “Plaintiff’), then Vertical Communications shall have the right to grant a non-transferable, non-sublicensable, non-exclusive sublicense under the C-Data Patents to the Plaintiff but only in final settlement of such complaint and only to make, use and sell products. Vertical Communications shall have the right to determine any consideration or compensation terms for the granting of the foregoing sublicense in its discretion and without sharing of the consideration or compensation with C¬Data. Vertical Communications will disclose all relevant terms of the sublicense to C-Data in writing within thirty (30) days of granting the sublicense.

3. ASSIGNMENT.

This Agreement shall be binding upon, and shall inure to the benefit of, the permitted successors and assigns of each party hereto. This Agreement may be assigned or transferred by Vertical Communications to a third party without the prior written consent of C-Data only if the assignment is made by Vertical Communications to the third party in connection with a sale of substantially all of the business of Vertical to such third party.

4. INVENTIONS.

VNI, C-Data and Vertical Communications acknowledge that Vertical Communications may create inventions, trade secrets, improvements, extensions, and/or modifications, based on the C-Data Patents and that any and all such inventions, trade secrets, improvements, extensions, and modifications, related intellectual property rights (including but not limited to any and all rights that may exist in a specified jurisdiction under patent law, copyright law, publicity rights law, moral rights law, trade secret law, trademark law, unfair competition law or other similar protections, whether or not such rights are registered or perfected), and any patent applications and patents related thereto, shall be solely owned by Vertical Communications.

5. ASSISTANCE OF VERTICAL COMMUNICATIONS PERSONNEL.

To the extent C-Data requires the assistance of any Vertical Communications personnel for the maintenance, licensing, or enforcement of the C-Data Patents, Vertical Communications will be compensated by C-Data on an agreed-to basis.

6. WARRANTIES.

C-Data represents and warrants to Vertical Communications at the Effective Date that:

(a)	C-Data is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Illinois and has all rights and power necessary to execute, deliver and perform its obligations under this Agreement, including the right to grant the licenses granted hereunder;

(b)	the execution, delivery and performance of this Agreement by C-Data (a) has been approved by any necessary company action and (b) is not contrary to, or in conflict with, the formation and governance documents of C-Data, any material agreement by which C-Data is bound or any applicable law; and

(c)	C-Data has received assignment of all right, title and interest in and to the C-Data Patents.

7. CONFIDENTIALITY.

A.	Treatment and Protection. Each party hereto agrees to (a) hold in strict confidence all confidential information which it received from the other party prior to, or in the course of, this Agreement, (b) use the confidential information solely to perform or to exercise its rights under this Agreement, and (c) not to transfer, display, convey or otherwise disclose or make available all or any part of such confidential information to any third party. Each party shall take all measures necessary to protect against the disclosure or use of the confidential information as it takes to protect its own proprietary or confidential information (but in any case no less than reasonable measures).

B.	No Publicity. Neither party will issue a press release, advertisement or public statement concerning the existence of this Agreement, its contents or the transactions contemplated by it without the express written consent of the other, provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule.

C.	Exclusions. The term “confidential information” shall not include information that is:

(i)	in the public domain through no fault of the receiving party or of any other person or entity that is similarly contractually or otherwise obligated;

(ii)	obtained independently from a third party without an obligation of confidentiality to the disclosing party and without breach of this Agreement; or

(iii)	independently developed by the receiving party without reference to the confidential information of the disclosing party.

D.	Disclosures Required by Law. The receiving party may disclose the confidential information of the disclosing party in response to a valid court order, law, rule, regulation (including any securities exchange regulation), or other governmental action provided that (a) the disclosing party is notified in writing prior to disclosure of the information, and (b) the receiving party assists the disclosing patty, at the disclosing party’s expense, in any attempt by the other to limit or prevent the disclosure of the confidential information.

E.	Remedies Upon Breach. Each party agrees that the other party may have no adequate remedy at law if there is a breach or threatened breach of this Section 9 and, accordingly, that either party shall be entitled (in addition to any legal or equitable remedies available to such patty) to seek injunctive or other equitable relief to prevent or remedy such breach.

F.	Return or Destruction. Upon the termination or expiration of this Agreement or upon the earlier request of the disclosing party, the receiving party shall (a) at its own expense, (i) promptly return to the disclosing party all tangible confidential information (and all copies thereof) of the disclosing party, or (ii) upon written request firm the disclosing party, destroy such confidential information and provide the disclosing party with written certification of such destruction, and (b) cease all further use of the other party’s confidential information, whether in tangible or intangible form.

8. MARKING.

In appropriate circumstances, Vertical Communications agrees to mark Licensed Product (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this agreement with the numbers of the applicable C-Data Patent(s).

9. LIABILITY LIMITATION.

Except for a violation of Sections 7, 8 and 10 herein, neither party shall be liable for any indirect, special, consequential or other damages (except direct damages) whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise.

10. TERM AND TERMINATION.

10.1	Unless otherwise terminated as set forth herein, this Agreement shall commence on the Effective, Date and terminate upon the last to expire of the C-Data Patents (the “Term”).

10.2	Vertical Communications may terminate this Agreement by giving C-Data notice in writing at least thirty (30) days in advance of the effective date of termination selected by Vertical Communications,

10.3	Either party may terminate this Agreement if the other party in material breach of any provision hereof, and the breaching party fails to remedy any such breach within thirty (30) days after receipt of written notice thereof.

10.4	Surviving any termination or expiration are:

(a)	any cause of action of Vertical Communications or C-Data, accrued or to accrue, because of any breach or default by the other patty;

(b)	Sections 6-18; and

(c)	The license to Vertical Communications (including any sublicenses pursuant to such license).

11. NOTICES.

All notices under this Agreement shall be deemed to have been fully given when done in writing and addressed as follows:

All general notices to Vertical Communications should be sent to:

Vertical Communications

5 Cambridge Center

Cambridge, MA 02142

Attention: Chief Executive Officer

All general notices to C-Data should be e-mailed or mailed to:

Alan R. Loudermilk

Converged Data Solutions LLC

1550 N. Lake Shore Drive, No. 16C

Chicago, IL 60610

alan@loudermilk.com

Either party may change its address upon written notice to the other party.

12. WAIVER.

None of the Terms of this Agreement can be waived except by the written consent of the party waiving compliance.

13. INDEPENDENT CONTRACTOR.

Nothing in this Agreement is intended or shall be construed to create or establish any agency, partnership or joint venture relationship between The Parties. The parties expressly disclaim such relationship, agree that they are acting solely as independent contractors hereunder and agree that the parties have no fiduciary duty to one another or any other special or implied duties that are not expressly stated herein. C-Data has no authority to act as agent for, or to incur any obligations on behalf of or in the name of, Vertical Communications.

14. COMPLIANCE WITH LAW.

Each party agrees to comply with all federal, state and local laws and regulations applicable to this Agreement. Each party represents and warrants that it is qualified to do business in the geographies in which it will perform its obligations under this Agreement, and will obtain all necessary licenses and permits, and satisfy any other legal, regulatory, and administrative requirements, necessary to its performance hereunder

15. FORCE MAJEURE.

Neither party shall be liable for delay or failure in its performance hereunder to the extent that such delay or failure is caused by an act of God, war, natural disaster, strike, lockout, labor dispute, work stoppage, fire, third-party criminal act, quarantine restriction or act of government, or any other event beyond the reasonable control of that party (an “Excusable Delay”). In the event an Excusable Delay continues for 30 days or longer, the other party shall have the right, at its option, to immediately terminate this Agreement by giving the party whose performance has failed or been delayed by the Excusable Delay written notice of such election to terminate.

16. SEVERABILITY.

If any one or more of the provisions of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision(s) in every other respect and the remaining provisions of this Agreement shall be unimpaired, and this Agreement shall continue in full force and effect, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

17. WAIVER.

The failure of either party to insist upon strict performance or to seek remedy for breach of any term or condition of this Agreement, or to exercise any right, remedy or election set forth herein or permitted by law or equity, shall not constitute nor be construed as a waiver or relinquishment in the future of such term, condition, right, remedy or election. Any consent, waiver or approval by either party of any act or matter shall only be effective if made in writing and signed by an officer of the consenting, waiving or approving party.

18. ENTIRE AGREEMENT; AMENDMENT.

This Agreement and any Exhibits and Attachments hereto constitute the entire agreement between the parties with respect to the subject matter and supersede any prior or contemporaneous agreement or understanding, whether written or oral, if any, between the parties. This Agreement is the result of both parties’ review, discussion and negotiation; therefore, any uncertainties or ambiguities will not be interpreted against a party by virtue of its actual role in preparing this Agreement. This Agreement may be modified only by a further written agreement signed by both parties.

19. COUNTER PARTS; EXECUTION.

This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).

20. APPLICABLE LAW.

This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed, and performed wholly within California.

21. HEADINGS.

The headings appearing in this Agreement are inserted for convenience only and shall not be used to define, limit or enlarge the scope of this Agreement or any of the obligations herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their respective duly authorized officers or representatives.

Converged Data Solutions LLC		Vertical Communications, Inc.

BY:	/s/ ALAN R. LOUDERMILL	By:	/s/ KEN CLINEBELL

Date: May 24, 2006		Date: May 24, 2006